UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2006

SIRVA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31902	52-2070058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Oakmont Lane

Westmont, Illinois 60559

(Address of principal executive offices, including zip code)

(Registrant’s telephone number, including area code): (630) 570-3000

Not Applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On December 22, 2006, SIRVA, Inc. (“SIRVA”), through SIRVA Relocation Credit, LLC, its wholly-owned, special purpose subsidiary (“SRC”), and its subsidiaries, SIRVA Relocation LLC (“SIRVA Relocation”), Executive Relocation Corporation (“Executive Relocation”) and SIRVA Global Relocation, Inc. (“SIRVA Global”), entered into a second amended and restated receivables sale agreement (the “Sale Agreement”), with the several purchasers party thereto (the “Purchasers”), as purchasers, and LaSalle Bank National Association (“LaSalle”), as agent.  The receivables are primarily home equity advances and other payments made on behalf of transferees and corporate clients, arising under certain relocation services agreements.  As previously disclosed, an affiliate of LaSalle sold all of the issued and outstanding stock of Executive Relocation to a subsidiary of SIRVA in December 2004.  Affiliates of LaSalle and certain of the Purchasers are lenders under the credit agreement, dated as of December 1, 2003, as amended, among SIRVA Worldwide, Inc., a subsidiary of SIRVA, the foreign subsidiary borrowers from time to time parties thereto, the several lenders from time to time parties thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the other agents parties thereto, and may continue in the future to provide funding to SIRVA and its affiliates.

Under the Sale Agreement, SRC sells on a non-recourse basis to the Purchasers, which are unaffiliated third parties, undivided interests in a receivables portfolio in an amount up to $250 million.  Under the Sale Agreement, the Purchasers acquire their undivided interest by paying 95% of the face value of the eligible receivables, while the predecessor agreement had required a payment of 85% of the face value.  To the extent there are excess collections beyond what is required to be paid to the Purchasers, SRC is entitled to payment from the collected balances.  The current agreement also adds SIRVA Global to the transaction, which previously included only SIRVA Relocation and Executive Relocation.  SIRVA Relocation, Executive Relocation and SIRVA Global are involved in the receivables collection process.

 The description of the Sale Agreement set forth above is qualified in its entirety by reference to the actual terms of the agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

On December 22, 2006, SRC also entered into a second amended and restated purchase agreement (the “Purchase and Sale Agreement”) with SIRVA Relocation, Executive Relocation and SIRVA Global.  Under the Purchase and Sale Agreement, SIRVA Relocation, Executive Relocation and SIRVA Global will sell receivables to SRC, which will then sell them to the purchasers under the Sale Agreement described above.  SIRVA Relocation, Executive Relocation and SIRVA Global provide servicing of the receivables.  The description of the Purchase and Sale Agreement set forth above is qualified in its entirety by reference to the actual terms of the agreement, which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in response to Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

SIRVA failed to timely file its Annual Report on Form 10-K for the fiscal year ended December 31, 2005 (the “2005 Form 10-K”).  As a result, SIRVA is subject to the procedures specified in Section 802.01E (SEC Annual Report Timely Filing Criteria) of the Listed Company Manual of the New York Stock Exchange (the “NYSE”).  Section 802.01E provides that the NYSE will monitor SIRVA and the filing status of the 2005 Form 10-K.  Because SIRVA was unable to file its 2005 Form 10-K within six months of the filing deadline for the 2005 Form 10-K, SIRVA requested from the NYSE an additional trading period of up to six months in order to satisfy the NYSE’s listing requirements and to maintain its listed status.  On September 28, 2006, the NYSE notified SIRVA that it had granted SIRVA a three-month additional trading period.   On December 12, 2006, SIRVA requested from the NYSE an additional trading period of one month to file its 2005 Form 10-K.  On December 22, 2006, the NYSE notified SIRVA that it had granted SIRVA a one-month additional trading period through January 31, 2007, subject to ongoing reassessment.  If SIRVA is unable to comply with its listing requirements by the end of this additional trading period, the NYSE may commence suspension and delisting procedures.

Item 8.01  Other Events.

As a result of the delay in the filing of SIRVA’s 2005 Form 10-K and the related proxy statement for its 2006 annual meeting of stockholders (the “Proxy Statement”), SIRVA could not make certain disclosures required to be made in those filings under Section 303A of the NYSE Listed Company Manual as more fully discussed below.  On December 18, 2006, SIRVA advised the NYSE that the finalization of its financial statements for the fiscal year ended December 31, 2005 and the accompanying audit were ongoing, and at this time, SIRVA was not prepared to file its 2005 Form 10-K and Proxy Statement which would include the required NYSE corporate governance disclosures.  Based upon these discussions with SIRVA, the NYSE advised SIRVA that it could provide the required corporate governance disclosures through the filing of this Current Report on Form 8-K.

The NYSE Listed Company Manual requires NYSE-listed companies to make certain corporate governance disclosures in their annual reports on Form 10-K and proxy statements.  In particular, Section 303A of the NYSE Listed Company Manual requires companies to:

•                  disclose the board’s evaluation of each director’s relationship with the company, whether the board has adopted categorical standards of independence, and its determination as to the independence of each director;

•                  identify the non-management director who presides at all regularly scheduled executive sessions of the non-management members of the board of directors;

•                  disclose a method by which interested parties may communicate directly with the presiding director or the non-management directors as a group;

•                  disclose the availability of such company’s corporate governance guidelines, code of business conduct and ethics and charters for the board’s audit, compensation and corporate governance committees on its website and in print upon stockholder request; and

•                  disclose that (i) such company’s chief executive officer and chief financial officer have filed the certifications required by Section 302 of the Sarbanes-Oxley Act with the company’s most recently filed annual report on Form 10-K, and (ii) such company’s chief executive officer has certified to the NYSE that he is not aware of any violation of the NYSE corporate governance listing standards by the company.

SIRVA intends to provide the following disclosures in its 2005 Form 10-K and/or Proxy Statement to be distributed to stockholders in substantially the form presented below.  SIRVA is diligently working to complete its 2005 Form 10-K and Proxy Statement, and will distribute both filings to its stockholders as soon as possible.  However, SIRVA can provide no assurances at this time as to when this distribution will take place.

Director Independence

SIRVA has adopted the following standards for director independence in compliance with the NYSE corporate governance listing standards:

1.     No director qualifies as “independent” unless the Board of Directors (the “Board”) affirmatively determines that the director has no material relationship with SIRVA or any of its subsidiaries (either directly or as a partner, stockholder or officer of an organization that has a relationship with SIRVA or any of its subsidiaries);

2.     A director who is an employee, or whose immediate family member is an executive officer of SIRVA or any of its subsidiaries is not independent until three years after the end of such employment relationship;

3.     A director who receives, or whose immediate family member receives, more than $100,000 per year in direct compensation from SIRVA or any of its subsidiaries, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not independent until three years after he or she ceases to receive more than $100,000 per year in such compensation;

4.     A director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of SIRVA or any of its subsidiaries is not “independent” until three years after the end of the affiliation or the employment or auditing relationship;

5.     A director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of SIRVA’s or any of its subsidiaries’ present executives serve on that company’s compensation committee is not “independent” until three years after the end of such service or the employment relationship; and

6.     A director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, SIRVA or any of its subsidiaries for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues, is not “independent” until three years after falling below such threshold.

The Board has determined that each of Kathleen J. Affeldt, Frederic F. Brace, Robert J. Dellinger, Laban P. Jackson, Jr., General Sir Jeremy Mackenzie, John R. Miller, Robert W. Nelson, Joseph A. Smialowski, Carl T. Stocker, and Robert W. Tieken are independent directors. Each of these directors meets the requirements of the NYSE listed above and has no other material relationships with SIRVA that the Board, after considering all relevant facts and circumstances, believes would interfere with the exercise of independent judgment in carrying out such director’s responsibilities.

The majority of SIRVA’s directors, and each member of its Audit Committee, Compensation Committee and Nominating and Governance Committee, qualify as independent directors under the rules of the NYSE.

Presiding Director for Executive Sessions

SIRVA’s non-management directors meet at regularly scheduled executive sessions without management.  John R. Miller, the Chairman of the Board, acts as the presiding director of these executive sessions of the Board.

Communication with Non-Management Directors

Stockholders and other interested parties may communicate with non-management directors by writing to John R. Miller, Chairman of the Board, c/o SIRVA General Counsel, 700 Oakmont Lane, Westmont, Illinois 60559.  Inquiries will be reviewed by SIRVA’s General Counsel and if they are relevant to, and consistent with, SIRVA’s operations, policies and philosophies, they will be forwarded to Mr. Miller.  SIRVA encourages, but does not require, its board members to attend the annual stockholders meeting.

Corporate Governance Guidelines, Code of Business Conduct and Committee Charters

SIRVA’s Corporate Governance Guidelines, Code of Business Conduct and charters for the Audit, Compensation, Nominating and Governance, Executive and Finance Committees are available on SIRVA’s website at www.sirva.com by following the links for “Investors” and then “Corporate Governance.”  Links to the relevant charters and guidelines appear under the headings “Committee Charters” and “Governance Documents.”  Copies of the Corporate Governance Guidelines, Code of Business Conduct and committee charters are also available to stockholders upon request, addressed to SIRVA, Inc., 700 Oakmont Lane, Westmont, Illinois 60559, Attention: Investor Relations.  SIRVA will promptly disclose any waivers.  SIRVA will post to its website any amendments to the Code of Business Conduct, or waivers to the provisions thereof for directors or executive officers.

Annual CEO Certification

The certification by SIRVA’s chief executive officer required under Section 303A.12(a) of the NYSE corporate governance rules was submitted to the NYSE without qualification.

As discussed above, upon the filing of this Form 8-K, SIRVA will be in compliance with the NYSE corporate governance rules.

Item 9.01               Financial Statements and Exhibits.

 (d)         Exhibits

10.1

Second Amended and Restated Receivables Sale Agreement, dated as of December 22, 2006, among SIRVA Relocation Credit, LLC, as seller, SIRVA Relocation LLC, Executive Relocation Corporation and SIRVA Global Relocation, Inc., as servicers and originators, the Purchasers party thereto, and LaSalle Bank National Association, as agent.

10.2

Second Amended and Restated Purchase and Sale Agreement, dated as of December 22, 2006, among SIRVA Relocation Credit, LLC, SIRVA Relocation LLC, Executive Relocation Corporation and SIRVA Global Relocation, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIRVA, INC.

Date: December 29, 2006
	By:	/s/ Eryk J. Spytek
	Name:	Eryk J. Spytek
	Title:	Senior Vice President, General Counsel &
Secretary

Exhibit Index

Exhibit	Description

10.1

Second Amended and Restated Receivables Sale Agreement, dated as of December 22, 2006, among SIRVA Relocation Credit, LLC, as seller, SIRVA Relocation LLC, Executive Relocation Corporation and SIRVA Global Relocation, Inc., as servicers and originators, the Purchasers party thereto, and LaSalle Bank National Association, as agent.

10.2

Second Amended and Restated Purchase and Sale Agreement, dated as of December 22, 2006, among SIRVA Relocation Credit, LLC, SIRVA Relocation LLC, Executive Relocation Corporation and SIRVA Global Relocation, Inc.